UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

Silicon Mountain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4755 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 938-1155

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement with Laurus Master Fund, Ltd.

On February 24, 2009, Silicon Mountain Holdings, Inc., a Colorado corporation (the “Company”), and two of its wholly-owned subsidiaries, Silicon Mountain Memory, Incorporated (“Memory”), and VCI Systems, Inc. (referred to, together with the Company and Memory, as the “Companies”), entered into a Third Amended and Restated Overadvance Side Letter Agreement (the “Third Amended Side Letter”) with Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (“Valens U.S.”), LV Administrative Services, Inc. as agent (“Agent”), Valens Offshore SPV I, Ltd. (“Valens Offshore”) and PSource Structured Debt Limited (“PSource”, and, together with Valens U.S., Agent and Valens Offshore, referred to as the “Holders”).

Also on February 24, 2009, the Companies entered into an Omnibus Amendment (the “Omnibus Amendment”) with the Holders for the purpose of amending certain terms of the Amended and Restated Secured Convertible Term Note, dated September 25, 2006 (the “Convertible Note”), the Secured Term Note dated September 25, 2006 (the “Term Note”), and the Secured Revolving Note dated September 25, 2006 (the “Revolving Note” and together with the Convertible Note and the Term Note, the “Amended Notes”).

Pursuant to the Third Amended Side Letter, the Holders have agreed to extend to the Companies an additional $200,000 in excess of the amount currently permissible under the Revolving Note, as modified by the Original Side Letter, the Amended Side Letter (as defined below), and the Second Amended Side Letter (as defined below) for an aggregate excess amount equal to $2,042,850.  The first $200,000 of the excess amount bears interest at a rate per annum of 12% plus 8% (provided that the 8% is not due until September 25, 2009) and the remaining portion of the excess amount bears interest at the Revolving Note interest rate of the prime rate plus 3%.

Pursuant to the Note Amendment, all regularly scheduled amortizing payments of the principal amount that would otherwise accrue under the Convertible Note and the Term Note between October 1, 2008 and March 31, 2009 will instead be due on the maturity date and the regularly scheduled interest payments on the principal amount that would otherwise accrue and be payable under the Amended Notes between January 1, 2009 and March 31, 2009 will instead be due on the maturity date of the Amended Notes.

In consideration of the Omnibus Amendment and the Third Amended Side Letter, Valens Offshore was issued a warrant to purchase up to 172,081 shares of common stock of the Company with an exercise price of $0.01 per share, Valens U.S. was issued a warrant to purchase up to 113,128 shares of common stock of the Company with an exercise price of $0.01 per share, and PSource was issued a warrant to purchase up to 114,792 shares of common stock of the Company with an exercise price of $0.01 per share.

The Second Amended Side Letter amends and restates the Overadvance Side Letter Agreement dated as of March 14, 2008 (the “Original Side Letter”), the Amended and Restated Overadvance Side Letter Agreement dated April 15, 2008 (the “Amended Side Letter”) and the Second Amended and Restated Overadvance Side Letter dated October 14, 2008 (the “Second Amended Side Letter”) each between the Companies and the Holders. Pursuant to the Original Side Letter, Laurus had agreed to extend to the Companies $300,000 in excess of the amount then permissible under the Revolving Note, pursuant to the Amended Side Letter, Laurus had agreed to extend to the Companies an additional $750,000 and pursuant to the Second Amended Side Letter, Laurus had agreed to extend to the Companies an additional $792,850. A copy of the Original Side Letter was included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 20, 2008. A copy of the Amended Side Letter was included as Exhibit 10.22 to the Company’s Amendment No. 1 to its Annual Report on Form 10-KSB filed on May 19, 2008.  A copy of the Second Amended Side Letter was included as Exhibit 10.26 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2008. A copy of the Revolving Note was included as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 4, 2007.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent applicable, the information provided under Item 1.01 above is hereby incorporated into this Item 3.02 by reference. The issuance of the warrants described in this paragraph is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.  Only an accredited investor is to receive the securities, and the Company did not engage in any general solicitation or advertising to market the securities.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC.
	Signature:	/s/ Rudolph (Tré) A. Cates, III
	Name:	Rudolph (Tré) A. Cates, III
Dated: March 5, 2009	Title:	President & Chief Executive Officer

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